Exhibit 99.1
News Release

Ashland Global Holdings Inc. announces completion of senior notes offering by Ashland LLC

WILMINGTON, Del., August 18, 2021 – Ashland Global Holdings Inc. (NYSE: ASH) announced today that its indirect, wholly owned subsidiary, Ashland LLC, has closed its previously announced offering of $450 million aggregate principal amount of 3.375 percent senior notes due 2031 (the “Notes”).

The Notes are senior unsecured obligations of Ashland LLC. The Notes are initially guaranteed on an unsecured basis by Ashland Global Holdings Inc. (the “Guarantee”).

Ashland intends to use the net proceeds of the offering, after deducting initial purchasers’ discounts and other fees and expenses, to redeem its obligations under its outstanding 4.750 percent senior notes due 2022, and to pay any premiums, penalties, fees and expenses associated therewith (the “Refinancing”), with any remaining net proceeds to be held as cash on the balance sheet and used for general corporate purposes, which may include working capital, capital expenditures, and repayment of indebtedness.

The Notes were offered in the United States to (i) qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the Guarantee have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to U.S. persons without registration under the Securities Act, the securities laws of any other jurisdiction or an applicable exemption from the registration requirements.

This news release shall not constitute an offer to sell, or a solicitation of an offer to buy, any security, including the Notes, in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier specialty materials company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 4,200 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and Ashland | Sustainability Overview to learn more.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology.  In addition, Ashland may from time to time make forward-looking statements in its annual report to shareholders, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications.  These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition and expected effects of the COVID-19 pandemic on Ashland’s business, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, statements about the Notes offering and the use of proceeds therefrom, including in connection with the Refinancing.  Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain.  Factors that will influence the impact on our business and operations include, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved.  Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.  Information on Ashland’s website is not incorporated into or a part of this news release.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:
Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com